Exhibit 12

Protective Life Corporation

	Three Months Ended
	March 31,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(Dollars In Thousands)
Computation of Ratio of Consolidated Earnings to Fixed Charges

Income before income tax	$104,095	$101,276	$388,863	$416,778	$(75,131)	$436,088	$431,908
Add Interest Expenses on Debt, Subordinated Debt Securities and Non-recourse funding obligations	39,551	35,230	151,408	114,092	137,231	124,528	72,780
Add Imputed interest on operating leases	742	642	1,925	2,367	2,233	2,566	1,800
Add Interest Credited on Investment Products	237,391	246,524	972,806	993,245	1,043,676	1,010,944	891,627

Earnings before Interest, Interest Credited on Investment Products and Taxes	$381,779	$383,672	$1,515,002	$1,526,482	$1,108,009	$1,574,126	$1,398,115
Interest Expenses on Debt, Subordinated Debt Securities and Non-recourse funding obligations	39,551	35,230	151,408	114,092	137,231	124,528	72,780
Add Imputed interest on operating leases	742	642	1,925	2,367	2,233	2,566	1,800
Add Interest Credited on Investment Products	237,391	246,524	972,806	993,245	1,043,676	1,010,944	891,627

Interest Expense, Imputed Interest Expense on Operating Leases and Interest Credited on Investment Products	$277,684	$282,396	$1,126,139	$1,109,704	$1,183,140	$1,138,038	$966,207
Earnings before Interest, Interest Credited on Investment Products and Taxes Divided by Interest expense, Imputed Interest on Operating Leases and Interest Credited on Investment Products	1.4	1.4	1.3	1.4	0.9	1.4	1.4
Computation of Ratio of Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products

Income before income tax	$104,095	$101,276	$388,863	$416,778	$(75,131)	$436,088	$431,908
Add Interest Expenses on Debt, Subordinated Debt Securities and Non-recourse funding obligations	39,551	35,230	151,408	114,092	137,231	124,528	72,780
Add Imputed interest on operating leases	742	642	1,925	2,367	2,233	2,566	1,800

Earnings before Interest and Taxes	$144,388	$137,148	$542,196	$533,237	$64,333	$563,182	$506,488
Interest Expenses on Debt, Subordinated Debt Securities and Non-recourse funding obligations	39,551	35,230	151,408	114,092	137,231	124,528	72,780
Add Imputed interest on operating leases	742	642	1,925	2,367	2,233	2,566	1,800

Interest Expense and Imputed Interest on Operating Leases	$40,293	$35,872	$153,333	$116,459	$139,464	$127,094	$74,580
Earnings before Interest and Taxes Divided by Interest Expense and Imputed Interest on Operating Leases	3.6	3.8	3.5	4.6	0.5	4.4	6.8